Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Designation (PURSUANT TO NRS 78.1955)	Filed in the office of /s/ Barbara K. Cegavske	Document Number 20160557854-63
	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	12/23/2016 8:38 AM
	State of Nevada	Entity Number
E0653232012-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

MyDx, Inc.

2.  By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series A Preferred Stock (see attached)

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation
Revised 1-5-15

MYDX, INC.

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES A PREFERRED STOCK,
$0.001 PAR VALUE PER SHARE

MyDx, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) on December 22, 2016, in accordance with the provisions of its Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) and bylaws. The authorized series of the Corporation’s previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of Articles of Incorporation, the Board hereby authorizes a series of the Corporation’s previously authorized preferred stock (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.	NAME OF THE CORPORATION

MyDx, Inc.

II	DESIGNATION AND AMOUNT; DIVIDENDS

A.       Designation. The designation of said series of preferred stock shall be Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”).

B.       Number of Shares. The number of shares of Series A Preferred Stock authorized shall be fifty-one (51) shares. Each share of Series A Preferred Stock shall have a stated value equal to $0.001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series A Stated Value”).

C.       Dividends. The Series A Preferred Stock is not entitled to dividends.

III.	LIQUIDATION RIGHTS

There are no Liquidation Rights associated with the Series A Preferred Stock.

IV.	CONVERSION

Each share of Series A Preferred Stock shall be convertible into one (1) fully paid and nonassessable share of Common Stock (as defined below) at the option of the holder hereof at any time upon written notice to the transfer agent of the Corporation.

V.	RANK

All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation’s common stock, par value $0.001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article V, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI.	VOTING RIGHTS

Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) — (0.019607 x 5,000,000) = 102,036).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Articles of Incorporation or by-laws.

VII.	PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

Should any holder of Series A Preferred Stock cease to be an officer or director of the Company at any time and for any reason, such holders’ Series A Preferred Stock shall be immediately cancelled.

VIII.	RESERVATION OF STOCK

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such numbers of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock.

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IX.	MISCELLANEOUS

A.       Status of Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series A Preferred Stock.

B.       Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificates.

C.       Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series A Preferred Stock.

D.       Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

MyDx, Inc.

6335 Ferris Square

Suite B

San Diego, CA 92121

Attention: Daniel R. Yazbeck, CEO and CFO

If to the holders of Series A Preferred Stock, to the address listed in the Corporation’s books and records.

[-Signature page follows-]

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IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 22nd day of December, 2016.

MYDX, INC.

By:	/s/ Daniel R. Yazbeck
Name: Daniel R. Yazbeck
Title: Chief Executive Officer and Chief Financial Officer

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